As filed with the Securities and Exchange Commission on September 8, 2025

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BRUKER CORPORATION
(Exact Name of Registrant as specified in its charter)

Delaware	04-3110160
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

40 Manning Road, Billerica, MA	01821
(Address of principal executive office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

6.375% Mandatory Convertible Preferred Stock, Series A	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-272381

Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Descriptions of the 6.375% Mandatory Convertible Preferred Stock, Series A, par value $0.01 (the “Preferred Stock”), of Bruker Corporation (the “Registrant”) are contained in a prospectus dated June 2, 2023 (the “Prospectus”), constituting part of the Registrant’s registration statement on Form S-3 (File No. 333-272381), and a supplement to the Prospectus dated September 3, 2025 (the “Prospectus Supplement”) and filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended. The description of the Preferred Stock contained in the Prospectus under the heading “Description of Capital Stock” and the description of the Preferred Stock contained in the Prospectus Supplement under the heading “Description of Mandatory Convertible Preferred Stock,” are hereby incorporated herein by reference and made part of this registration statement in their entirety.

Item 2.	Exhibits.

Exhibit No.	Description
Exhibit 3.1	Restated Certificate of Incorporation of Bruker Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on March 27, 2020).

Exhibit 3.2	Amended and Restated Bylaws of Bruker Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 30, 2024).

Exhibit 3.3
Certificate of Designations of 6.375% Mandatory Convertible Preferred Stock, Series A, of Bruker Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 8, 2025).

Exhibit 4.1	Form of 6.375% Mandatory Convertible Preferred Stock, Series A (included within Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 8, 2025).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 8, 2025	BRUKER CORPORATION

	By:	/s/ Gerald N. Herman
	Name:	Gerald N. Herman
	Title:	Executive Vice President and Chief Financial Officer